Exhibit 99
GLAXOSMITHKLINE AND HUMAN GENOME SCIENCES RECEIVE EUROPEAN AUTHORIZATION FOR BENLYSTA® (BELIMUMAB)
LONDON, UK and ROCKVILLE, Maryland — July 14, 2011 — GlaxoSmithKline (GSK) and Human Genome Sciences, Inc. (Nasdaq: HGSI) announced today that the European Commission (EC) has granted marketing authorization for BENLYSTA® (belimumab) 10mg/kg as an add-on therapy in adult patients with active autoantibody-positive systemic lupus erythematosus (SLE), with a high degree of disease activity (e.g. positive anti-dsDNA and low complement), despite standard therapy.
“The European approval of BENLYSTA represents a significant milestone, and we are very pleased to be able to provide physicians an additional therapeutic option for treating appropriate patients with this chronic disease,” said Dr. Tony Hoos, Senior VP, European Medical Affairs, GSK.
“We and GSK are committed to making BENLYSTA available in countries worldwide,” said H. Thomas Watkins, President and Chief Executive Officer, HGS. “We are particularly honored to be bringing this medicine forward in Europe, where a number of key academic research institutions were very important to its clinical development.”
The European summary of product characteristics (SmPC) lists patient groups which have not been studied with belimumab, including severe active CNS lupus or severe active lupus nephritis. Use of belimumab is therefore not recommended to treat these conditions. Caution should be exercised if belimumab is co-administered with other B-cell targeted therapy or cyclophosphamide, as it has not been studied in combination with these agents.
About BENLYSTA (belimumab)
Belimumab received approval from the U.S. Food and Drug Administration (FDA) on March 9, 2011. GSK and HGS announced approval from Health Canada on July 12, 2011.

Regulatory applications have been submitted and are currently under review in Australia, Switzerland, Russia, Brazil, The Philippines, Israel, Singapore, Taiwan and Colombia.
Detailed recommendations for the use of belimumab are described in the SmPC, which will be published in the European public assessment report (EPAR http://www.emea.europa.eu).
About the GSK/HGS collaboration
HGS and GSK are developing belimumab under a definitive co-development and co-commercialization agreement entered into in 2006. Under the agreement, HGS had responsibility for conducting the belimumab Phase 3 trials, with assistance from GSK. The companies share equally in Phase 3/4 development costs, sales and marketing expenses, and profits of any product commercialized under the current agreement.
BENLYSTA is a registered trademark owned by Human Genome Sciences, Inc., used under license by the GlaxoSmithKline group of companies.
GlaxoSmithKline — one of the world’s leading research-based pharmaceutical and healthcare companies — is committed to improving the quality of human life by enabling people to do more, feel better and live longer. For further information please visit www.gsk.com. GSK Biopharm R&D is employing novel approaches to harness the therapeutic potential of biopharmaceuticals for the benefit of patients with serious autoimmune disease.
Human Genome Sciences exists to place new therapies into the hands of those battling serious disease. For more information about HGS, please visit the Company’s web site at www.hgsi.com. HGS, Human Genome Sciences and BENLYSTA are trademarks of Human Genome Sciences, Inc. Other trademarks referenced are the property of their respective owners.
GlaxoSmithKline cautionary statement regarding forward-looking statements
Under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect GSK’ s operations are described under ‘Risk Factors’ in the ‘Business Review’ in the company’ s Annual Report on Form 20-F for 2010.

HGS Safe Harbor Statement
This announcement includes statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include those regarding our expectations for BENLYSTA. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this announcement, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.
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HGS CONTACTS:	GSK CONTACTS:

Media	U.K. Media Inquiries
Susannah Budington	David Mawdsley (020) 8047-5502
Director, Corporate Public Relations	Stephen Rea (020) 8047-5502
301-545-1062	Sarah Spencer (020) 8047-5502
Janet Morgan (020) 8047-5502
Jerry Parrott	David Daley (020) 8047-5502
Vice President, Corporate Communications
301-315-2777	U.S. Media Inquiries
Nancy Pekarek 919-483-2839
Investors	Mary Anne Rhyne 919-483-2839
Claudine Prowse, Ph.D.	Kevin Colgan 919-483-2839
Executive Director, Investor Relations	Sarah Alspach 919-483-2839
301-315-1785	Robert Perry 919-483-2839

European Analyst/Investor Inquiries
Peter Vozzo	Sally Ferguson (020) 8047-5543
Senior Director, Investor Relations	Gary Davies (020) 8047-5503
301-251-6003	Ziba Shamsi (020) 8047-3289
Mark Elliott (202) 8047-2617

U.S. Analyst/Investor Inquiries
Tom Curry 215-751-5419
Jeff McLaughlin 215-751-7002

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